Exhibit 5


                                               July 18, 2000

The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020

         Re:   The Interpublic Group of Companies, Inc.,
               Registration Statement on Form S-3

Ladies and Gentlemen:

                  I am General Counsel of The Interpublic Group of Companies, Inc., a Delaware corporation (the "Corporation"), and have acted as such in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the above-captioned Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of 3,217,582 shares of the Corporation's Common Stock, $.10 par value (the "Shares").

                  In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates of public officials, officers and representatives of the Corporation and such other persons, and I have made such investigation of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine.

                  Based on the foregoing, it is my opinion that:

                  1. The Corporation is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  2. The Shares have been duly authorized by all necessary corporate action of the Corporation, and are legally issued, fully paid and non-assessable.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company,
(a) I have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable and it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Registration Statement and the related Prospectus under the caption "Legal Matters." By giving such consent, I do not admit that I am an "expert" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,

                                               /s/ Nicholas J. Camera
                                               ---------------------------------
                                               Nicholas J. Camera
                                               Senior Vice President, General
                                               Counsel and Secretary